EXHIBIT 23-1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-19439) and the related Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Health Images, Inc.



HEALTHSOUTH Corporation and Subsidiaries       May 23, 1996
Advantage Health Corporation                   October 4, 1995
Harmarville Rehabilitation Center, Inc.        August 25, 1995


                                                  ERNST & YOUNG LLP


Birmingham, Alabama
January 29, 1997